UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 August 31, 2007

                             GLOBAL GOLD CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
 (State or other jurisdiction          (Commission                  (IRS
       of incorporation)               File Number)          Identification No.)


              45 East Putnam Avenue, Greenwich, CT                06830
            ----------------------------------------              -----
            (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 8.01 Other Events


On August 31, 2007, the Company issued a press release announcing that Global Gold Mining LLC, a wholly-owned subsidiary, and the Republic of Armenia "jointly announce that they have suspended the ICSID arbitration pending conclusion of a detailed settlement agreement. The parties have reached a confidential agreement in principle, and anticipate that the final settlement agreement will be reached within 10 days of this announcement."

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.










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               Item 9.01         Exhibits

               Exhibit No.       Description

               99.1 Press release of Global Gold Corporation dated August 31, 2007, announcing that Global Gold Mining LLC, a wholly-owned subsidiary, and the Republic of Armenia jointly announce that they have suspended the ICSID arbitration pending conclusion of a detailed settlement agreement. The parties have reached a confidential agreement in principle, and anticipate that the final settlement agreement will be reached within 10 days of this announcement.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             GLOBAL GOLD CORPORATION

                 Dated: August 31, 2007          Global Gold Corporation

                                                 By: /s/Van Z. Krikorian
                                                     ---------------------
                                               Name: Van Z. Krikorian
                                              Title: Chairman and Chief
                                                     Executive Officer


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